                                                                    EXHIBIT 10.8





                             OPERATING AGREEMENT OF

                      OLYMPIC CONTINENTAL RESOURCES, L.L.C.


                                  By and Among

            THYSSEN-CONTINENTAL RESOURCES LIMITED LIABILITY COMPANY,
                           OLYMPIC STEEL TRADING, INC.
                                       and
                                 UWE T. SCHMIDT

                                TABLE OF CONTENTS


PRELIMINARY STATEMENT.............................................................................................1

ARTICLE I - ORGANIZATION..........................................................................................2
         SECTION 1.1 - NAME.......................................................................................2
         SECTION 1.2 - PURPOSES OF BUSINESS.......................................................................2
         SECTION 1.3 - PLACE OF BUSINESS..........................................................................3
         SECTION 1.4 - REGISTERED OFFICE OF THE COMPANY...........................................................3
         SECTION 1.5 - EFFECTIVE DATE AND TERM....................................................................3
         SECTION 1.6 - NAME, ADDRESS AND PROFITS INTERESTS OF MEMBERS.............................................3
         SECTION 1.7 - NAME AND ADDRESS OF REGISTERED AGENT.......................................................3
         SECTION 1.8 - DEFINITIONS................................................................................3
                  (a)      AFFILIATE..............................................................................4
                  (b)      AGREEMENT..............................................................................4
                  (c)      ATLAS PARTIES..........................................................................4
                  (d)      ATLAS OWNERSHIP CHANGE.................................................................4
                  (e)      AUDITED CLOSING STATEMENT..............................................................4
                  (f)      AUDITED NET BOOK VALUE.................................................................4
                  (g)      BANKRUPTCY.............................................................................4
                  (h)      CAPITAL ACCOUNT........................................................................5
                  (i)      CAPITAL CONTRIBUTION...................................................................5
                  (j)      CAPITAL TRANSACTION....................................................................5
                  (k)      CASH FLOW..............................................................................6
                  (l)      CAUSE..................................................................................6
                  (m)      CODE...................................................................................6
                  (n)      CONTRIBUTION DATE......................................................................6
                  (o)      DISABILITY.............................................................................6
                  (p)      EVENT OF WITHDRAWAL....................................................................7
                  (q)      FAIR MARKET VALUE......................................................................7
                  (r)      FORMATION DATE.........................................................................7
                  (s)      LIQUIDATION............................................................................7
                  (t)      LIQUIDATION PROCEEDS...................................................................7
                  (u)      MAJORITY IN INTEREST...................................................................7
                  (v)      MANAGING MEMBER........................................................................8
                  (w)      MEMBER.................................................................................8
                  (x)      MEMBERSHIP INTEREST....................................................................8
                  (y)      NON-MANAGING MEMBER....................................................................8
                  (z)      OLYMPIC PARTIES........................................................................8
                  (aa)     PERSON.................................................................................8
                  (bb)     PROFITS INTEREST.......................................................................8
                  (cc)     REGULATIONS............................................................................8
                  (dd)     RELATED PARTY..........................................................................8
                  (ee)     STIPULATED RATE........................................................................8
                  (ff)     THIRD PARTY............................................................................8

                  (gg)     WITHOUT CAUSE..........................................................................9

ARTICLE II - CAPITAL CONTRIBUTIONS................................................................................9
         SECTION 2.1 - REQUIRED CAPITAL CONTRIBUTIONS.............................................................9
                  (a)      CAPITAL CONTRIBUTIONS..................................................................9
                  (b)      LIMITED ASSUMPTION AGREEMENTS.........................................................10
                  (c)      ADDITIONAL CAPITAL CONTRIBUTIONS......................................................10
                  (d)      RESTATEMENT OF INTEREST...............................................................11
                  (e)      RIGHTS OF CREDITORS...................................................................11
         SECTION 2.2 - CAPITAL ACCOUNTS..........................................................................11
                  (a)      MAINTENANCE OF CAPITAL ACCOUNTS.......................................................11
                  (b)      INCREASES.............................................................................11
                  (c)      DECREASES.............................................................................11
                  (d)      TRANSFER OF INTEREST..................................................................11
         SECTION 2.3 - RETURN OF CONTRIBUTIONS; DISSOLUTION OF THE COMPANY
                                                                                                                 12

ARTICLE III - ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS....................................................12
         SECTION 3.1 - CASH DISTRIBUTIONS........................................................................12
                  (a)      DISTRIBUTIONS OF CASH FLOW............................................................12
                  (b)      DISTRIBUTIONS OF CAPITAL TRANSACTIONS.................................................12
                  (c)      INCOME TAX DISTRIBUTIONS..............................................................12
                  (d)      DISTRIBUTION OF LIQUIDATION PROCEEDS..................................................13
         SECTION 3.2 - ALLOCATION OF PROFITS AND LOSSES..........................................................13
         SECTION 3.3 - ACCOUNTING................................................................................13

ARTICLE IV - MANAGEMENT OF COMPANY...............................................................................13
         SECTION 4.1 - MANAGEMENT OF COMPANY.....................................................................13
         SECTION 4.2 - DECISIONS OF THE MANAGING MEMBERS.........................................................14
         SECTION 4.3 - OFFICERS AND OTHER MATTERS................................................................14
                  (a)      ELECTION AND DESIGNATION OF OFFICERS..................................................14
                  (b)      TERM OF OFFICE; VACANCIES.............................................................14
                  (c)      PRESIDENT.............................................................................14
                  (d)      VICE PRESIDENTS.......................................................................15
                  (e)      SECRETARY.............................................................................15
                  (f)      TREASURER.............................................................................15
                  (g)      OTHER OFFICERS........................................................................15
                  (h)      DELEGATION OF AUTHORITY AND DUTIES....................................................15
         SECTION 4.4 - MEETINGS OF MEMBERS.......................................................................15
         SECTION 4.5 - VOTING RIGHTS OF MEMBERS..................................................................16
         SECTION 4.6 - CHECKING OR SAVINGS ACCOUNTS..............................................................16

ARTICLE V - POWERS, DUTIES, LIABILITIES,
         COMPENSATION AND DECISIONS OF THE MANAGING MEMBERS......................................................16
         SECTION 5.1 - POWERS OF THE MANAGING MEMBERS............................................................16
         SECTION 5.2 - DUTIES OF MANAGING MEMBERS................................................................18

         SECTION 5.3 - LIABILITIES AND INDEMNIFICATION OF
                  THE MANAGING MEMBERS...........................................................................19
         SECTION 5.4 - RELIANCE ON ACTS OF MANAGING MEMBERS......................................................20
         SECTION 5.5 - COMPENSATION OF THE MANAGING
                  MEMBERS AND AFFILIATES.........................................................................20
         SECTION 5.6 - LIMITATIONS OF THE MANAGING MEMBERS.......................................................21
         SECTION 5.7 - APPOINTMENT OF TAX MATTERS MEMBER.........................................................21

ARTICLE VI - TRANSFER OF INTEREST AND WITHDRAWAL OF A MEMBER.....................................................23
         SECTION 6.1 - TRANSFER BY MEMBER........................................................................23
                  (a)      RESTRICTION ON TRANSFER OR ASSIGNMENT.................................................23
                  (b)      PERMITTED TRANSFERS TO FAMILY.........................................................23
                  (c)      PERMITTED TRANSFERS BY THE OLD COMPANY OR OLYMPIC TRADING.............................23
         SECTION 6.2 - WITHDRAWAL OF NON-MANAGING MEMBERS........................................................24
         SECTION 6.3 - PROHIBITED TRANSFERS......................................................................24
         SECTION 6.4 - DEATH, BANKRUPTCY, INCOMPETENCY
                  OF A NON-MANAGING MEMBER.......................................................................24
         SECTION 6.5 - SPECIAL TRANSFER PROVISIONS FOR SCHMIDT...................................................25
                  (a)      RIGHT TO PURCHASE SCHMIDT'S INTEREST..................................................25
                  (b)      RIGHT TO REPURCHASE AND RIGHT TO REQUIRE REPURCHASE OF
                           SCHMIDT'S INTEREST....................................................................26
                  (c)      METHOD OF PAYMENT OF PURCHASE PRICE...................................................26
                  (d)      MANAGING MEMBERS' DRAG-ALONG RIGHTS...................................................27
                  (e)      SCHMIDT'S TAG-ALONG RIGHTS............................................................28
         SECTION 6.6 - WITHDRAWAL OF A MANAGING MEMBER...........................................................29
                  (a)      ELECTION TO TERMINATE.................................................................29
                  (b)      ELECTION TO CONTINUE COMPANY..........................................................29
                  (c)      CHANGES TO ATLAS......................................................................30
                  (d)      CHANGES TO OLYMPIC....................................................................30
                  (e)      BANKRUPTCY OF MANAGING MEMBER.........................................................30
         SECTION 6.7 - INTERIM MANAGING MEMBER...................................................................31
         SECTION 6.8 - OFFERS TO RESOLVE DEADLOCK................................................................31

ARTICLE VII - AMENDMENTS.........................................................................................32
         SECTION 7.1 - AUTHORITY TO AMEND........................................................................32

ARTICLE VIII - POWER OF ATTORNEY.................................................................................33
         SECTION 8.1 - POWER OF ATTORNEY.........................................................................33
         SECTION 8.2 - SURVIVAL OF POWER.........................................................................33

ARTICLE IX - TERMINATION OF THE COMPANY..........................................................................34
         SECTION 9.1 - ELECTION TO TERMINATE AND DISSOLVE........................................................34
                  (a)      EVENTS CAUSING DISSOLUTION............................................................34
                  (b)      SALE OF ASSETS........................................................................34
                  (c)      ABSENCE OF MANAGING MEMBER............................................................35

         SECTION 9.2 - PROCEEDS OF LIQUIDATION...................................................................35
                  (a)      DEBTS.................................................................................35
                  (b)      RESERVES..............................................................................35
                  (c)      CAPITAL ACCOUNTS......................................................................35
         SECTION 9.3 - FAIR MARKET VALUE DISTRIBUTIONS...........................................................35
         SECTION 9.4 - FINAL ACCOUNTING..........................................................................35

ARTICLE X - MISCELLANEOUS........................................................................................36
         SECTION 10.1 - EFFECT OF ELECTION.......................................................................36
         SECTION 10.2 - GOVERNING LAW............................................................................36
         SECTION 10.3 - COUNTERPARTS.............................................................................36
         SECTION 10.4 - AGREEMENT FOR FURTHER EXECUTION..........................................................36
         SECTION 10.5 - ENTIRE AGREEMENT.........................................................................37
         SECTION 10.6 - SEVERABILITY.............................................................................37
         SECTION 10.7 - NOTICE...................................................................................37
         SECTION 10.8 - CAPTION..................................................................................38
         SECTION 10.9 - NUMBER AND GENDER........................................................................38
         SECTION 10.10 - BINDING EFFECT..........................................................................38
         SECTION 10.11 - INCORPORATION BY REFERENCE..............................................................38
         SECTION 10.12 - NO STATE LAW PARTNERSHIP................................................................38
         SECTION 10.13 - NO LIABILITY TO THIRD PARTIES...........................................................38
         SECTION 10.14 - RIGHTS OF CREDITORS AND THIRD
                  PARTIES UNDER AGREEMENT........................................................................39

                                       iv

                             OPERATING AGREEMENT OF
                             ----------------------

                      OLYMPIC CONTINENTAL RESOURCES, L.L.C.
                      -------------------------------------


         THIS OPERATING AGREEMENT ("Agreement") of OLYMPIC CONTINENTAL RESOURCES, L.L.C., an Ohio limited liability company (the "Company") formed pursuant to Chapter 1705 of the Ohio Revised Code (the "Act"), is entered into as of the 1st day of January, 1997, by and among THYSSEN-CONTINENTAL RESOURCES LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Old Company"), the sole members of which are Atlas Iron Processors, Inc., a Florida corporation ("Atlas") and Atlas-Continental Resources Corporation, an Ohio corporation ("ACR"), OLYMPIC STEEL TRADING, INC., an Ohio corporation ("Olympic Trading"), which is a wholly-owned subsidiary of Olympic Steel, Inc., an Ohio corporation ("Olympic Steel"), and UWE T. SCHMIDT ("Schmidt") (the Old Company, Olympic Trading and Schmidt are collectively referred to as the "Members" and individually as a "Member"), such execution to evidence the mutual agreement of the Members to implement an Operating Agreement under the provisions of the Act, for the purposes and upon the terms and conditions hereinafter set forth. Reference to an Article, Section, or paragraph means an Article, Section or paragraph of this Agreement, unless otherwise specified.


                              PRELIMINARY STATEMENT
                              ---------------------

         The Company was formed pursuant to Articles of Organization filed in the Office of the Ohio Secretary of State on December 27, 1996. The Members desire to form the Company for the purposes more particularly described below in
Section 1.2 involving (unless otherwise agreed to by the Managing Members) selling and trading metal and all related activities.

         ACR and Thyssen, Inc., a Delaware corporation ("Thyssen") were the sole members of the Old Company, which was organized in 1995. The Old Company conducted operations involving (i) the purchase, sale and trading of processed or unprocessed metal in "free trading" trading transactions; (ii) the sourcing and sale of processed or unprocessed metal in "back to back" transactions; and
(iii) the purchase of processed or unprocessed metal for resale in "back to back" transactions (the "Business"), which operations are similar to those to be conducted by the Company. Schmidt managed the day-to-day operations of the Business.

         Prior to the date of this Agreement, Atlas acquired Thyssen's interest in the Old Company, having determined that the operation of the Old Company could be more effectively performed with Olympic Trading, a wholly-owned subsidiary of Olympic Steel, and Schmidt through the formation of the Company. Thus, as of the date of this Agreement the sole members of the Old Company are Atlas and ACR.


                                    ARTICLE I
                                    ---------
                                  ORGANIZATION
                                  ------------

SECTION 1.1 - NAME.
-------------------

         The name of the Company is Olympic Continental Resources, L.L.C.

SECTION 1.2 - PURPOSES OF BUSINESS.
-----------------------------------

         The Company is being formed to engage in the following activities:

                  i. the purchase, sale and trading of processed or unprocessed metal in "free trading" transactions with customers, whether or not Affiliates of a Member;

                  ii. the sourcing and sale of processed or unprocessed metal in "back to back" transactions to Atlas, Olympic or their Affiliates or others; and

                  iii. the purchase of processed or unprocessed metal from Atlas, Olympic or their Affiliates for resale to customers in "back to back" transactions.

         For purposes of this Agreement: (i) a "back to back" transaction means one in which the Company's obligations to customers and suppliers (including a Member or Affiliate of a Member) to purchase and sell, or sell and purchase, processed or unprocessed metal are substantially the same under the relevant contracts (except for the purchase price or terms of payment) so that the Company does not have any material liability, obligation or exposure to any other party to the transaction unless a part to one of the contracts defaults in payment or performance under such contract and (ii) a "free trading" transaction means one in which the Company purchases metal for its own account and then resells the metal in a separate transaction.

         Except for nominal warehousing of inventories, the Company shall not own, lease, control or operate any facility for the processing or storage of metal or take any metal on a consignment basis, unless agreed upon by the Managing Members.

         Except as restricted herein, the Company is authorized to engage in:
(i) any lawful acts or activities that are permitted for limited liability companies under the laws of the State of Ohio and that are necessary or desirable for conducting the authorized activities of the

Company described above and (ii) any other lawful business activity approved by the Managing Members.

SECTION 1.3 - PLACE OF BUSINESS.
--------------------------------

         The location of the principal place of business of the Company shall be 30050 Chagrin Boulevard, Suite 220, Pepper Pike, Ohio 44124, or at such other substituted or additional places of business as may be designated by the Managing Members.

SECTION 1.4 - REGISTERED OFFICE OF THE COMPANY.
-----------------------------------------------

         The address of the Company's Registered Office in the State of Ohio is 30050 Chagrin Boulevard, Suite 220, Pepper Pike, Ohio 44124. All interested persons may direct requests for copies of this Operating Agreement and any Bylaws of the Company to a Managing Member at the Company's Registered Office.

SECTION 1.5 - EFFECTIVE DATE AND TERM.
--------------------------------------

         This Agreement shall be effective as of the date hereof, continuing for a perpetual term, unless earlier dissolved and terminated pursuant to the Act or any other provisions of this Agreement. The Managing Members shall cause the Company to file such documents as may be required to permit the Company to carry on its business in the State of Ohio and any other jurisdiction in which the Company desires to conduct business.

SECTION 1.6 - NAME, ADDRESS AND PROFITS INTERESTS OF MEMBERS.
-------------------------------------------------------------

         The names, addresses, Capital Contributions, and Profits Interests of the Members shall be as set forth on EXHIBIT A attached hereto and made a part hereof, and EXHIBIT A shall be amended as may be necessary or appropriate by the Managing Members. A Member's Profits Interest in the Company shall mean a Member's share of Profits and Losses. A Profits Interest may sometimes be expressed as a percentage.

SECTION 1.7 - NAME AND ADDRESS OF REGISTERED AGENT.
---------------------------------------------------

         The Company's Agent for service of process, as required under Section 1705.06 of the Act, shall be Olympic Steel Trading, Inc. The Agent's address is 5096 Richmond Road, Cleveland, Ohio 44146.

SECTION 1.8 - DEFINITIONS.
--------------------------

         For purposes of this Agreement and the Appendix, the terms and phrases listed below shall be defined as follows:

         (a) AFFILIATE. "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person, (i) any Person who directly or indirectly, controls or is controlled by, or is under common control with the specified Person; (ii) any Person who is an officer, director, employee, trustee or partner of, or serves in a similar capacity with respect to the specified Person, or of which the specified Person is an officer, director, employee, trustee or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities or partnership or limited liability company interests of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities or partnership or limited liability company interests or in which the specified Person has a substantial beneficial interest; and (iv) any relative of the specified Person (and for this purpose, a relative means a Person's spouse, lineal descendants, ancestors, siblings, sons-in-law or daughters-in-law).

         (b) AGREEMENT. "Agreement" means this Operating Agreement as amended, modified, supplemented, or restated from time to time, and includes all Appendices and Exhibits attached hereto.

         (c) ATLAS PARTIES. "Atlas Parties" means the Old Company, Atlas, ACR and any Related Party of Atlas or ACR.

         (d) ATLAS OWNERSHIP CHANGE. "Atlas Ownership Change" means any of the following events: (i) an event that results in Anthony Giordano, Jr. no longer owning at least 24% of the combined voting power of Atlas stock then outstanding, (ii) an event that results in Anthony Giordano, Jr. no longer owning at least 24% of the combined voting power of ACR stock then outstanding,
(iii) Anthony Giordano, Sr., Anthony Giordano, Jr., David Giordano and Monica Saponaro no longer owning in the aggregate more than 50% of the combined voting power of Atlas stock then outstanding, (iv) Anthony Giordano, Sr., Anthony Giordano, Jr., David Giordano and Monica Saponaro no longer owning in the aggregate more than 50% of the combined voting power of ACR stock then outstanding, or (v) the Old Company having a member other than Atlas or ACR.

         (e) AUDITED CLOSING STATEMENT. "Audited Closing Statement" means the closing balance sheet of the Old Company, as of December 31, 1996, prepared in accordance with generally accepted accounting principles, and as audited by Ernst & Young.

         (f) AUDITED NET BOOK VALUE. "Audited Net Book Value" means the adjusted book value of the Contributed Atlas Assets less the value of the Assumed Liabilities, each as shown on the Audited Closing Statement.

         (g) BANKRUPTCY. "Bankruptcy" means, with respect to a Member, the occurrence of one of the following events:

                  (i) the Member makes an assignment for the benefit of creditors;

                  (ii)     the Member files a voluntary petition in bankruptcy;

                  (iii)    the Member is adjudicated a bankrupt or insolvent;

                  (iv) the Member files a petition or answer in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief proceeding under any law or rule that seeks for the Member any of those types of relief;

                  (v) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding seeking the relief described in division
                           (iv) of this definition;

                  (vi) a period of sixty (60) days has elapsed after the commencement against the Member of any proceeding seeking the relief described in division (iv) of this definition, and the proceeding has not been dismissed; a period of ninety (90) days has elapsed after the appointment of a trustee, receiver, or liquidator for the Member or for all or any substantial part of the Member's properties without the Member's consent or acquiescence, and the appointment has not been vacated or stayed; or a period of ninety (90) days has elapsed after the expiration of that stay, and the appointment has not been vacated.

         (h) CAPITAL ACCOUNT. "Capital Account" means an individual account maintained by the Company for each Member, which shall be established and maintained by the Company in accordance with the Regulations under Code Section 704(b). No interest shall be paid on or charged against the balance in such account. A Member's Capital Account shall initially be equal to the amount of the Member's Capital Contribution.

         (i) CAPITAL CONTRIBUTION. "Capital Contribution" means the total amount of cash and property contributed to the Company by a Member (and the predecessor holder of the Interests of such Member), the value of which shall be as stated on Exhibit A.

         (j) CAPITAL TRANSACTION. "Capital Transaction" means any of the following: (i) a sale, exchange, transfer, assignment, or other disposition of all or a portion of any Company asset (but not including sales in the ordinary course of business of inventory, operating equipment or furniture, fixtures and equipment); (ii) any financing or refinancing of, or with respect to, any Company asset; (iii) any condemnation proceeds or deeding in lieu of condemnation of all or a portion of any Company asset; (iv) a collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award except to the extent proceeds are used to repair or replace the assets so damaged or destroyed; or (v) any transaction capital in nature, and specifically including, but not limited to, the distribution to the Members of Capital Contributions.

         (k) CASH FLOW. "Cash Flow" of the Company with respect to any period means all cash receipts of the Company from any source (including cash from operations, compensation, or fees but excluding Capital Contributions of Members) less the portion thereof: (i) used to pay cash disbursements in connection with the Company's activities (including but not limited to, debt service, operating expenses, compensation, fees and reimbursements paid to the Members or their Affiliates in accordance with Articles IV and V and the repayment of loans made by a Member to the Company, plus accrued interest), and
(ii) used to establish such reserves for capital improvements, working capital, or otherwise, as the Managing Members shall deem to be reasonably necessary or appropriate in their absolute discretion in the efficient conduct of the business of the Company; except, however, that Cash Flow shall not include any proceeds from Capital Transactions or Liquidation Proceeds.

         (l) CAUSE. "Cause" means: (i) material breach by Schmidt of (A) any of his obligations in any employment agreement with the Company, (B) the Indemnification Agreement, or (C) this Agreement, which is not cured within the time provided in such agreement; or (ii) fraud, embezzlement, defalcation, or misappropriation of funds or other property of the Company.

         (m) CODE. "Code" means the United States Internal Revenue Code of 1986, as amended.

         (n) CONTRIBUTION DATE. "Contribution Date" means the date on which the Old Company and Olympic Trading are required to make their respective initial Capital Contributions to the Company, which is the first day after both of the following conditions are satisfied:

         (i) the Company obtains a secured revolving credit facility in the maximum principal amount of Thirty-Five Million Dollars ($35,000,000.00); and

         (ii)     Atlas has acquired Thyssen's interest in the Old Company.

         (o) DISABILITY. "Disability" means any physical or mental condition that (i) prevents the specified individual from performing the individual's then-existing duties and obligations as an employee of the Company, Olympic Steel or Atlas, as the case may be, for more than one hundred eighty (180) consecutive days as determined by an independent physician designated by the Company; or (ii) causes an absence of more than one hundred eighty (180) consecutive days in duration from such duties.

         (p) EVENT OF WITHDRAWAL. An "Event of Withdrawal" means an event described in Section 1705.15 of the Act (or if such Act is amended, then the successor provision of the Act) which includes death, insanity, bankruptcy, retirement, resignation or expulsion of a Member.

         (q) FAIR MARKET VALUE. "Fair Market Value" means when used with reference to a Membership Interest, the fair market value of the Interest based on the Company as a going concern and determined by, unless the purchaser and seller otherwise agree between themselves, an appraisal conducted by an appraiser mutually acceptable to the purchaser and seller. If the parties fail to agree upon a single appraiser, then the purchaser and seller shall each appoint one appraiser and the two persons so appointed shall appoint a third appraiser. The median appraisal of the three appraisers shall determine the fair market value price. If either party fails or refuses to appoint an appraiser within ten (10) days after the notice exercising the sale or purchase right was given, the one appraiser appointed shall determine the fair market value price in good faith. If there is only one (1) appraiser appointed, the purchaser and seller shall share equally the cost of such appraiser. If there is more than one
(1) appraiser appointed, each party shall bear the cost of the appraiser appointed by him and the parties shall share equally the cost of the third appraiser. The appraisal shall be completed within sixty (60) days after the appraiser(s) is appointed. In determining the Fair Market Value of any Membership, no discount shall be made that is attributable to the Interest being a Non-Managing Membership Interest or a minority Membership Interest and the value of each such Interest shall be based upon the value of such Interest as if the entire Business was sold and the allocations provided in Section 2.1(c) of the Tax Appendix to the Operating Agreement were made.

         (r) FORMATION DATE. "Formation Date" means the effective date of this Agreement, which is January 1, 1997.

         (s) LIQUIDATION. "Liquidation" means when used with reference to the Company, the event and/or act which occurs the earlier of (i) the date upon which the Company is terminated under Code Section 708(b)(1)(A), or (ii) the date upon which the Company ceases to be a going concern.

         (t) LIQUIDATION PROCEEDS. "Liquidation Proceeds" means the proceeds and assets available for distribution to creditors and Members upon or pursuant to the termination and Liquidation of the Company, including the proceeds available from the sale of all or substantially all of the Company's assets.

         (u) MAJORITY IN INTEREST. "Majority in Interest" or "majority of the Membership Interests" shall mean those Members owning at least fifty-one percent (51%) of the outstanding Membership interests in profits and capital of the Company owned by those Members entitled to vote on such matter, within the meaning of Rev. Proc. 94-46.

         (v) MANAGING MEMBER. A "Managing Member" is a Member who is designated a Managing Member in Article IV, and who is responsible for managing, or participating in the management of, the Company, and any successor of a Managing Member who is appointed as a Managing Member in accordance with the provisions of this Agreement.

         (w) MEMBER. A "Member" means a Person who is named in this Agreement as a Member owning a Membership Interest, and any Person who later becomes a Member pursuant to the provisions of this Agreement.

         (x) MEMBERSHIP INTEREST. A "Membership Interest" means a Member's Capital Account and share of Profits, Losses, cash distributions and other economic rights in the Company.

         (y) NON-MANAGING MEMBER. A "Non-Managing Member" is a Member who does not participate in the management of the Company.

         (z) OLYMPIC PARTIES. "Olympic Parties" means Olympic Trading, Olympic Steel and any Related Party of Olympic Steel.

         (aa) PERSON. "Person" means any individual, partnership, limited liability company, corporation, trust, estate, or other entity, as the context may require, and as more fully set forth in Section 1705.01(k) of the Act.

         (bb) PROFITS INTEREST. The "Profits Interest" is the percentage set forth opposite the respective Member's name on Exhibit A. A Member's Profits Interest in the Company shall mean a Member's share of Profits and Losses of the Company.

         (cc) REGULATIONS. "Regulations" means the Income Tax Regulations issued by The United States Treasury Department, as the same may be amended from time to time.

         (dd) RELATED PARTY. "Related Party" means any entity (i) in which such Person is, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the equity interests (e.g. stock, partnership interests, limited liability company interests) in terms of both vote and value or (ii) which is, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the equity interests (e.g. stock, partnership interests, limited liability company interests) of such Person in terms of both vote and value.

         (ee) STIPULATED RATE. The "Stipulated Rate" means one percent (1%) over the rate of interest publicly announced as the "base rate" of interest by National City Bank ("Bank") (or its successor) and will float on a daily basis.

         (ff) THIRD PARTY. "Third Party" means any person who is not an Olympic Party or an Atlas Party.

         (gg) WITHOUT CAUSE. "Without Cause" means termination of employment by the Company for any reason other than Cause, death, or Disability or resignation by Schmidt from employment as a result of acts of the employer that constitute "constructive discharge" under common law or a material breach by the Company of its obligations to Schmidt under any employment agreement, the Indemnification Agreement or this Agreement that is not timely cured pursuant to the terms of such agreement.


                                   ARTICLE II
                                   ----------
                              CAPITAL CONTRIBUTIONS
                              ---------------------

SECTION 2.1 - REQUIRED CAPITAL CONTRIBUTIONS.
---------------------------------------------

         (a) CAPITAL CONTRIBUTIONS. The Members' initial Capital Contributions to the Company are specified on EXHIBIT A attached hereto and made a part hereof and consist of the following:

                  (i) The Old Company contributes assets of the Old Company identified on Schedule 1 hereto (the "Contributed Atlas Assets"). In connection with the contribution by the Old Company of the Contributed Atlas Assets, the Company assumes only the liabilities specifically identified on Schedule 2 hereto ("Assumed Liabilities"). Taking into account the Assumed Liabilities, the Capital Contribution of Atlas is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

                  (ii) Olympic Trading contributes Four Million Dollars ($4,000,000) of cash to the Company; and

                  (iii) Schmidt contributes Two Hundred Fifty Thousand Dollars ($250,000) of cash to the Company.

         The Old Company and Olympic Trading agree to satisfy their initial Capital Contribution no later than the Contribution Date. Schmidt agrees to pay his initial Capital Contribution as soon as possible after the Contribution Date and if paid after the Contribution Date, Schmidt's obligation to make his Capital Contribution shall be evidenced by a one-year Cognovit Promissory Note in the form attached hereto as "EXHIBIT B" with interest thereon payable to the Company at the Stipulated Rate for the period from the Formation Date through the date such Capital Contribution is paid. Schmidt shall pay interest on the Cognovit Promissory Note at least quarterly during the calendar year. Any Company distributions otherwise allocable to Schmidt shall be applied to the unpaid portion of his Capital Contribution obligation and interest thereon. Except as specified in this Agreement, no Member will be obligated to make an additional Capital Contribution to the Company to restore a deficit Capital Account balance or otherwise, and no Member will be personally liable for the debts and liabilities of the Company, except such debts as may be specifically agreed to by such Members.

         (b) LIMITED ASSUMPTION AGREEMENTS. No member shall be obligated to personally guarantee or assume any portion of a Company obligation. However, the Managing Members may agree from time to time to severally (not jointly and severally) guarantee 50% of certain Company obligations and in such a case Schmidt shall indemnify each Managing Member for any payment the Managing Member is required to make under the guarantee in an amount that bears the same ratio to the Payment as Schmidt's Profits Interest in the Company bears to all Profits Interests of the Company. Any payments the Managing Members and Schmidt are required to make under this Section 2.1(b) shall be treated as loans to the Company. Prior to making any distributions to the Members pursuant to Sections
3.1 and 9.2(c), the Company must repay such loans on a pro rata basis in proportion to the outstanding balances of such loans owed to each Member.

         (c) ADDITIONAL CAPITAL CONTRIBUTIONS. The Managing Members in their sole discretion may request additional Capital Contributions from the Members for the purposes of paying Company expenses, expanding the Company's business, making additional investments, paying debt service, or for any other reason. In such a case, the Managing Members shall send written notification (the "Capital Call") to each Member specifying the reason for such additional Capital Contributions, the amount desired, each Member's share thereof, and the due date of such additional Capital Contributions. Each Member's share of the additional contribution shall be pro rata in proportion to their respective Profits Interests. The Member to whom such request is sent shall have the right, but not the obligation, to make such additional Capital Contributions.

         If the Member desires to make additional Capital Contributions, such Member shall deliver such Capital Contribution by the due date specified in the Capital Call, and if such Member does not desire to make a further Capital Contribution, such Member shall so notify the Managing Members in writing by the date established for such notification by the Managing Members. Notwithstanding the foregoing, if a Member has previously agreed to make additional Capital Contributions to the Company, nothing in this Section 2.1(c) shall be construed to negate such prior agreement or excuse such Member from making such additional Capital Contributions.

         If a Member fails to make an additional Capital Contribution to the Company as requested in the Capital Call, then the remaining Members shall be entitled, but not obligated, to make up for the shortfall by making additional Capital Contributions. In addition, one or more Members may loan the Company such funds to make up for the shortfall or the Managing Members, in their discretion, may sell additional Company Interests to other Persons. The Managing Members shall determine in their discretion how to make up for any such shortfall, as well as the Persons from whom such Capital Contributions or loans are accepted.

         (d) RESTATEMENT OF INTEREST. If one or more Members (the "Noncontributing Members") fails to make an additional Capital Contribution pursuant to the provisions of Section 2.1(c), then the Profits Interests of the Noncontributing Members, and those Members or other Persons making the additional Capital Contribution shall be adjusted, at the sole and absolute discretion of the Managing Members, to fairly account for the additional Capital Contribution.

         (e) RIGHTS OF CREDITORS. The Managing Members authority and power to request Members to make additional Capital Contributions shall not confer any rights in favor of any creditor to request such additional Capital Contributions or to demand the Managing Members to require any additional Capital Contributions from the Members. No Person other than the Managing Members shall have the power or authority to: (1) require the Managing Members to request additional Capital Contributions, debt guarantees, or assumptions from the Members unless the Managing Members specifically so agree; or (2) succeed to the Managing Members power and authority to make such requests, without the express consent of the Managing Members.

SECTION 2.2 - CAPITAL ACCOUNTS.
-------------------------------

         (a) MAINTENANCE OF CAPITAL ACCOUNTS. An individual Capital Account will be maintained by the Company for each Member, and no interest will be paid on or charged against the balance in such account. The Capital Accounts of the Members shall be maintained in accordance with the Regulations issued pursuant to
Section 704(b) of the Code.

         (b) INCREASES. Each Member's Capital Account shall be increased by the
Member's: Capital Contributions; distributive share of Company Profits or items thereof which are allocated to such Member pursuant to this Agreement; and all other amounts that are required pursuant to the Regulations under Code Section 704(b). For purposes of this Agreement, a Member's Capital Contribution shall be equal to the amount of cash, plus the fair market value of property contributed to the Company, net of any liabilities that the Company assumes or to which such property is subject.

         (c) DECREASES. Each Member's Capital Account shall be decreased by: any distributions to the Member of cash or property to the extent of the net fair market value thereof (net of any liabilities which the Member assumes to which such property is subject); distributive share of Company Losses or items thereof which are allocated to such Member pursuant to this Agreement; the Member's distributive share of any expenditures described in Section 705(a)(2)(B) of the Code; and such other items as are required pursuant to the Regulations under Code Section 704(b).

         (d) TRANSFER OF INTEREST. If a Member transfers all or any portion of the Member's Membership Interest to another Person pursuant to Article VI of this Agreement, the Capital

Account (or ratable portion thereof) that is attributable to the transferred Interest shall be transferred to the transferee.

SECTION 2.3 - RETURN OF CONTRIBUTIONS; DISSOLUTION OF THE COMPANY.
------------------------------------------------------------------

         No Member shall be entitled to a return of any portion of any Capital Contribution except as specifically provided in this Agreement. Except as provided herein, no Member shall, in the capacity as a Member, have the right or authority to cause the dissolution of the Company.

                                   ARTICLE III
                                   -----------
                 ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS
                 -----------------------------------------------

SECTION 3.1 - CASH DISTRIBUTIONS.
---------------------------------

         (a) DISTRIBUTIONS OF CASH FLOW. After repaying all loans made by the Members to the Company, the Cash Flow held by the Company and not required in the operation of the Company's business (including the establishment of reasonable reserves) will be distributed to the Members, from time to time, at the discretion of the Managing Members. No Member shall be entitled to make withdrawals from such Member's Capital Account or from the Company's capital, except to the extent of distributions made pursuant to this Section 3.1. Except as provided in this Agreement or as agreed to by the Managing Members, no Member shall receive compensation for services rendered to the Company. All distributions of the Cash Flow shall be made among the Members pro rata in proportion to their respective Profits Interests, as identified on Exhibit A.

         (b) DISTRIBUTIONS OF CAPITAL TRANSACTIONS. After repaying all loans made by the Members to the Company, the proceeds from Capital Transactions held by the Company and not required in the operation of the Company's business (including the establishment of reasonable reserves) will be distributed to the Members, from time to time, at the discretion of the Managing Members. All distributions of proceeds from Capital Transactions will be made among the Members pro rata in proportion to their respective Capital Account balances, after giving effect to all Capital Contributions, distributions, allocations and all other adjustments to all Members' Capital Account balances for all periods.

         (c) INCOME TAX DISTRIBUTIONS. Notwithstanding anything to the contrary in Section 3.1(a) and (b) of this Agreement, the Company must make annual distributions of cash ("Income Tax Distributions") that in the aggregate equal to forty percent (40%) of the Company's taxable income and gain (net of deductions and credit) for the preceding calendar year, reduced by any taxable income for the preceding calendar year that is specially allocated to a Member under Code Section 704(c) with respect to contributed property. Such amounts will be distributed at such times and in such amounts as the Managing Members shall determine. Anything to the contrary herein notwithstanding, no distributions may be made to any Member pursuant to this Section 3.1(c) at any time when payments on any Company obligation shall be considered delinquent or if such payment would cause the Company to default on any Company obligation. Whether such delinquency or default shall occur will be determined by the Managing Members. All distributions under this Section 3.1(c) will be made among the Members in proportion to their respective shares of taxable income and gain as determined for purposes of this Section 3.1(c).

         (d) DISTRIBUTION OF LIQUIDATION PROCEEDS. Liquidation Proceeds shall be distributed in accordance with Section 9.2.

SECTION 3.2 - ALLOCATION OF PROFITS AND LOSSES.
-----------------------------------------------

         Profits and Losses shall be allocated among the Members in accordance with the provisions of the Appendix attached hereto.

SECTION 3.3 - ACCOUNTING.
-------------------------

         The Company's books will be kept on an accrual basis and otherwise in accordance with generally accepted accounting principles consistently applied. One of the "Big 6" accounting firms that the Managing Members appoint will audit the Company's books annually. The fiscal and taxable year of the Company shall be the calendar year. On or before the seventy-fifth (75th) day following the end of the Company's taxable year, the Managing Members shall use their reasonable efforts to provide the Members: (a) such information as is necessary for the preparation by the Members of their federal income tax return and State income or other tax returns; and (b) annual financial statements and such other information as, in the judgment of the Managing Members, is reasonably necessary to advise the Members of the results of the operation of the Company.


                                   ARTICLE IV
                                   ----------
                              MANAGEMENT OF COMPANY
                              ---------------------

SECTION 4.1 - MANAGEMENT OF COMPANY.
------------------------------------

         (a) The Managing Members are vested with the power to manage, control, and make all decisions affecting the business and assets of the Company, except as otherwise provided herein. The initial Managing Members shall be the Old Company and Olympic Trading.

         Although referred to as "Managing Members" throughout this Agreement, the foregoing are serving as Members of the Company not managers.

         (b) If a Managing Member is adjudicated as bankrupt or files a Notice of Withdrawal as a Managing Member, the remaining Managing Members shall serve as the sole Managing Members. If there are no remaining Managing Members, a Majority in Interest of the remaining Members may elect successor Managing Members (who are Members) who shall be vested with all powers, rights, responsibilities and duties as set forth herein, as amended from time to time in writing, with respect to the initial Managing Members.

SECTION 4.2 - DECISIONS OF THE MANAGING MEMBERS.
------------------------------------------------

         All decisions, consents, and approvals under this Agreement to be made by the Managing Members shall be made by their unanimous vote and each Managing Member shall have an equal vote in all Company matters before the Managing Members. However, notwithstanding the foregoing, the actions and decisions specified in Section 5.6 shall require the unanimous decision of all Members. It shall not be necessary for the Managing Members or the Members to conduct a meeting for the purpose of making Company decisions.

SECTION 4.3 - OFFICERS AND OTHER MATTERS.
-----------------------------------------

         (a) ELECTION AND DESIGNATION OF OFFICERS. The Managing Members may elect a President, a Secretary, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Managing Members may deem necessary. No one of the officers need be a Managing Member. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

         (b) TERM OF OFFICE; VACANCIES. Each officer of the Company shall hold office until the officer's successor is elected or until the officer's earlier resignation, removal from office, or death. The Managing Members may remove any officer at any time with or without cause by a majority vote of the Managing Members then in office. Any vacancy in any office may be filled by the Managing Members.

         (c) PRESIDENT. Subject to directions of the Managing Members, the President shall have general executive supervision over the day-to-day operations of the property, business, and affairs of the Company. All other officers of the Company shall report to the President and shall be subject to the direction of the President. Within sixty (60) days prior to the beginning of each calendar year after 1997, the President shall submit to the Managing Members for their approval an annual operating and capital expenditure budget of the Company ("Budget") for such calendar year. The President shall submit the Budget for 1997 by the Contribution Date to the Managing Members for approval. The President may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other authority and shall perform such other duties as may be determined by the Managing Members. The Managing Members hereby appoint Schmidt as the initial President of the Company.

         (d) VICE PRESIDENTS. The Vice Presidents, if any, shall, respectively, have such authority and perform such duties as may be determined by the Managing Members.

         (e) SECRETARY. The Secretary, if any, shall keep the minutes of meetings of the Members and of the Managing Members. The Secretary shall keep such additional corporate records as may be required by the Managing Members, shall give notices of meetings of the Members and of meetings of the Managing Members required by law or by this Operating Agreement or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Managing Members.

         (f) TREASURER. Unless the authority is granted by the Managing Members to another financial officer, the Treasurer, if any, shall receive and have control over all money, notes, bonds, securities of other corporations, and similar property belonging to the Company, and shall do with this property as may be ordered by the Managing Members. The Treasurer shall keep accurate financial accounts and hold them open for the inspection and examination of the Members and shall have such authority and shall perform such other duties as may be determined by the Managing Members.

         (g) OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Managing Members may elect shall, respectively, have such authority and perform such duties as may be determined by the Managing Members.

         (h) DELEGATION OF AUTHORITY AND DUTIES. The Managing Members are authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 4.4 - MEETINGS OF MEMBERS.
----------------------------------

         The Managing Members may from time to time call meetings of the Members. The Managing Members shall send written notice to each Member of each such meeting at least fifteen (15) days, but not longer than forty-five (45) days, prior to such meeting. All such meetings shall be held within the continental United States The Members shall be entitled to attend and discuss issues on the agenda for such meetings. The Managing Members shall endeavor to provide an agenda for each such meeting, and such agenda may include a review of the financial results of the Company.


                                       15

SECTION 4.5 - VOTING RIGHTS OF MEMBERS.
---------------------------------------

         Each Member shall have the right to vote in Company matters in the same percentage as set forth on EXHIBIT A as their Profits Interest as adjusted by
Section 2.1(d).

SECTION 4.6 - CHECKING OR SAVINGS ACCOUNTS.
-------------------------------------------

         The funds of the Company shall be deposited in its name in such checking accounts, savings accounts, or money market funds as shall be designated by the Managing Members. All withdrawals from such accounts or investments shall be made upon checks, drafts, or withdrawal forms signed by any Managing Member, President, or any agent of the Company who is designated by the Managing Members to sign checks, drafts, or other such instruments, provided that the expense has been approved by the Managing Members or the President in accordance with Article V.

                                    ARTICLE V
                                    ---------
                          POWERS, DUTIES, LIABILITIES,
                          ----------------------------
               COMPENSATION AND DECISIONS OF THE MANAGING MEMBERS
               --------------------------------------------------

SECTION 5.1 - POWERS OF THE MANAGING MEMBERS.
---------------------------------------------

         Subject to the limitations imposed by the Act and this Agreement, the Managing Members, in their full and exclusive discretion, shall manage and control and make all fundamental and general policy decisions affecting the Business and assets of the Company. Additionally, no act shall be taken, amount expended, decision made or obligation incurred by the Company, the Members, or any officer of the Company regarding any matter listed below unless and until approved by unanimous consent of the Managing Members:

         (a) approve or exercise each contract, or renewal or extension of any existing contract, for purchase, sale or trade of metal (including Company inventories) involving more than $150,000 or expected to remain in effect for more than 6 months, excluding any transaction covered by credit insurance or that constitutes a "back to back" transaction;

         (b) extend credit to customers or others except within guidelines or limits previously approved by the Managing Members.

         (c) approve an annual operating and capital expenditure budget ("Budget") of the Company as required to be submitted to the Managing Members pursuant to Section 4.3(c) by the President;

         (d) make any material modification of, or change in, the Budget previously approved by the Managing Members;

                                       16

         (e) make any expenditure or incur any obligation for an item or category separately specified or described in the Budget where the amount to be expended for that item or category exceeds the amount budgeted for it by more than ten percent (10%);

         (f) make any capital expenditure, or sell, pledge or create a lien or security interest on, any asset (excluding Company inventories sold in the ordinary course of business with any necessary approval described in subsection (a) above) with a value of more than $25,000 in each instance, unless already authorized in the Budget;

         (g) specify and revise the authority, responsibilities and duties of the President and other officers of the Company;

         (h) hire non-clerical employees in addition to those previously employed by the Old Company;

         (i) approve or materially modify any retirement, life, medical, dental and other fringe benefit program for Company officers or employees;

         (j) approve or renew each material contract of the Company with sales representatives, agents, consultants, managerial employees or professional advisors (including the Company's accountants or attorneys);

         (k) approve and enter into any financing, refinancing, extension, modification or waiver of Company obligations or commitments;

         (l) create or revise cash or other reserves, select or vary depreciation and accounting methods and make other decisions with respect to treatment of various transactions for federal or state income or other tax purposes or other financial purposes not otherwise specifically provided for in this Agreement;

         (m) approve, vary or change any portion of the insurance program for the Company;

         (n)      institute any legal action by or on behalf of the Company;

         (o)      grant any power of attorney;

         (p) cause or permit the Company to enter into, modify or continue any contract or arrangement with a Member or any Affiliate of a Member except to the extent expressly permitted by this Agreement;


                                       17

         (q) make any other decision or action that is not in the normal course of business or that would materially affect the Company, one or both of the Members or the Company's assets or operations;

         (r)      admit additional Members to the Company; and

         (s) enter into transactions with Affiliates of the Atlas Parties, the Olympic Parties, or Schmidt (including hiring relatives of officers of the Atlas Parties, the Olympic Parties or of Schmidt).

         Any Managing Member may singularly execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing, provided that such actions have been duly approved and authorized by the Managing Members pursuant to this Agreement. Other than with respect to Schmidt, the Managing Members shall be permitted to retain confidential information concerning the Company and have no obligation to make such information available to the other Members in accordance with Section 1705.22 of the Act.

SECTION 5.2 - DUTIES OF MANAGING MEMBERS.
-----------------------------------------

         (a) The Managing Members shall manage or cause to be managed the affairs of the Company in a prudent and businesslike manner and shall devote such part of their time to Company affairs as is reasonably necessary for the conduct of such affairs; PROVIDED, HOWEVER, that it is expressly understood and agreed that no Managing Member shall be required to devote such Member's entire time or attention to the business of the Company.

         (b)      In carrying out their obligations, the Managing Members shall:

                  (i) Maintain complete and accurate records of all property (real and personal) owned or leased by the Company and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions);

                  (ii) Cause to be prepared and filed the tax returns of the Company;

                  (iii) Cause to be filed such other documents and take such other acts as may be required by law to qualify and maintain the Company as a limited liability company under the laws of the State of Ohio;

                  (iv) Cause to be furnished to each Member, at the Company's expense, monthly balance sheets and income statements showing the financial condition and results of operations of the Company within twenty (20) days following the end of the month for which the statements are provided;

                  (v) Maintain at the principal office of the Company all of the following:

                           (A) A current list of the name and last business or
                  residence address of each Member set forth in alphabetical order;

                           (B) A copy of the Articles of Organization and all
                  Amendments to it, together with executed copies of any powers of attorney pursuant to which the Articles or Amendments thereto have been executed;

                           (C) A copy of this Operating Agreement, all
                  Amendments to it, and executed copies of any written powers of attorney pursuant to which this Operating Agreement and any Amendments thereto have been executed;

                           (D) Copies of the Company's federal, state and local
                  income tax returns and reports, if any, for the three (3) most recent years; and

                           (E) Copies of any financial statements of the Company
                  for the three (3) most recent years.

         (c) All records required to be kept pursuant to Section 5.2(b) shall be subject to audit, inspection, and copying by any Member or the Member's duly authorized representative, at the reasonable request and expense of any such Member during ordinary business hours.

SECTION 5.3 - LIABILITIES AND INDEMNIFICATION OF THE MANAGING MEMBERS.
----------------------------------------------------------------------

         (a) Except as otherwise provided in this Agreement or in the Indemnification Agreement by and between the Company, the Old Company Atlas, ACR, Olympic Trading, Olympic Steel and Schmidt ("Indemnification Agreement"), in carrying out their duties hereunder, no Managing Member shall be liable to the Company or any other Member for any actions taken in good faith and reasonably believed to be in the best interests of the Company, or for errors of judgment, but shall only be liable to the Company if such Managing Member shall be adjudicated by a court of competent jurisdiction that the Member's action or failure to act involved fraud, willful misconduct, gross negligence or material breach of that Person's obligations under this Agreement or other material breach of that Person's fiduciary duties.

         (b) Except as otherwise provided in this Agreement or the Indemnification Agreement, no Managing Member shall be liable for the return of the Capital Contributions of any Member, nor for a loss of investment or loss from the operation of the Company.

         (c) Except as otherwise provided in this Agreement or in the Indemnification Agreement, the Company shall and does hereby agree, to the fullest extent permitted by law, to defend, indemnify, and hold harmless the Company's officers and Members and their respective shareholders, members, partners, directors, officers, employees and agents (the "Indemnified Persons"), from and against any and all liability, cost, expense, or damage incurred or sustained by reason of any act or omission in the conduct of the business of the Company, regardless of whether acting pursuant to their discretionary or explicit authority hereunder; PROVIDED, HOWEVER, the Company shall not indemnify an Indemnified Person or hold that Person harmless with respect to any of the foregoing incurred in connection with such an Indemnified Person's fraud, willful misconduct, gross negligence or material breach of that Person's obligations under this Agreement or other material breach of that Person's fiduciary duties. In particular, and without limitation of the foregoing, the Indemnified Persons shall be entitled to indemnification by the Company against the reasonable expenses, including attorneys' fees and costs through any and all trial and appellate levels, actually and necessarily incurred in connection with the defense of any suit or action to which they, or any of them, is a party by reason of that Person's position as a Member (or a shareholder, director, officer, employee or agent thereof), to the fullest extent permitted under law. Any expenses or other amounts incurred or to be incurred by an Indemnified Person in connection with a proceeding as to which indemnification is, or may be, applicable under this Section 5.3(c) may be paid by the Company in advance of the final disposition of the proceedings upon receipt of a binding written agreement to repay said expenses or other amounts in the event it is finally adjudicated that such indemnification is not proper. If repayment is required, then all such sums advanced and to be repaid shall bear interest at the Stipulated Rate from the date of disbursement, and the paying party shall pay all collection costs of the Company, if any, including attorneys' fees and costs.

SECTION 5.4 - RELIANCE ON ACTS OF MANAGING MEMBERS.
---------------------------------------------------

         No financial institutions or any other person, firm or corporation dealing with the Managing Members shall be required to ascertain whether any of them are acting in accordance with this Agreement, and such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of, and the execution of such instrument or instruments by such Managing Members.

SECTION 5.5 - COMPENSATION OF THE MANAGING MEMBERS AND AFFILIATES.
------------------------------------------------------------------

         The Managing Members shall not be entitled to any compensation from the Company. However, the Managing Members shall be entitled to reimbursement for all reasonable expenses incurred by them in connection with the Company's business.

SECTION 5.6 - LIMITATIONS OF THE MANAGING MEMBERS.
--------------------------------------------------

         Without the Consent of all of the Members, the Managing Members shall have no authority or power to:

         (a) Do any act in contravention of this Agreement;

         (b) Except as otherwise permitted in this Agreement, do any act which would make it impossible to carry on the ordinary business of the Company;

         (c) Admit a Person as a Managing Member, other than as provided in this Agreement;

         (d) Possess Company property or assign the rights of the Company therein for other than a Company purpose; or

         (e) Take any action with respect to the assets or property of the Company that does not primarily benefit the Company, including, among other things, the commingling of Company funds with the funds of any other Person;

         (f) Borrow from the Company any money, funds or other assets of the Company; or

         (g) Amend this Agreement except as expressly permitted hereby;

SECTION 5.7 - APPOINTMENT OF TAX MATTERS MEMBER.
------------------------------------------------

         (a) Olympic Trading is hereby designated, pursuant to Code Section 6231(a)(7), as the Company's Tax Matters Member ("TMM"), and is responsible for acting as the liaison between the Company and the Internal Revenue Service ("Service") and as the coordinator of the Company's actions pursuant to a Service tax audit of the Company. The TMM shall also act as the coordinator of the Company's actions pursuant to any other Federal, state, regional and/or local tax audit. The TMM shall continue to serve as TMM until the earliest to occur of the following events:

                  (i)   The TMM is no longer willing or able to serve;

                  (ii) The TMM no longer owns a Membership interest in the Company; or

                  (iii) The Managing Members remove the appointed TMM and designate a new TMM.

Upon the occurrence of (i) or (ii) above, the Managing Members shall select a new TMM.

         (b) The TMM shall have the authority to take the following actions:

                  (i) Furnish to the Service, when properly requested pursuant to the Code, the names, addresses, profits, interest and taxpayer identification number of each Person who or which was a Member in the Company at any time during the Company's taxable year;

                  (ii) Keep each Member informed of all administrative and judicial proceedings for the adjustment, at the Company level, of Company items;

                  (iii) Extend the period of limitations for making assessments against the Company;

                  (iv) After receipt from the Service of a notice of a final Company administrative adjustments:

                           (A) File a petition for a readjustment of Company
                  items for such taxable year with the Tax Court, the U. S. District Court of the United States for the district in which the Company's principal place of business is located, or the Claims Court as determined by the TMM; and

                           (B) Enter into binding settlement agreements with the
                  Service with regard to Company items as provided in Code
                  Section 6224(c)(3).

         (c) In furtherance of the duties of the TMM described in this Agreement, the TMM shall be reimbursed by the Company for all expenses, costs and liabilities reasonably expended or incurred by the TMM.

         (d) The Company shall indemnify and reimburse the TMM for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made by the Company. No Member shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the TMM in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the TMM and the provisions on limitations of liability of Members and indemnification set forth in this Agreement shall be fully applicable to the TMM in its capacity as such.

                                   ARTICLE VI
                                   ----------
                 TRANSFER OF INTEREST AND WITHDRAWAL OF A MEMBER
                 -----------------------------------------------

SECTION 6.1 - TRANSFER BY MEMBER.
---------------------------------

         (a) RESTRICTION ON TRANSFER OR ASSIGNMENT. Except as provided in this
Article VI or the Indemnification Agreement, the Membership Interest owned by a Member shall not be transferable or assignable (except that Schmidt may collaterally assign his Membership Interest to a lending institution to finance his Capital Contribution) to any person and any attempted transfer or assignment shall be ineffective to transfer or assign any such Interest, unless the Managing Members owning at least a Majority in Interest (or such greater percentage as may be required by law) consent in writing to the transfer or assignment. Except as provided in Section 6.1(c) or the Indemnification Agreement, upon the transfer or assignment of a Member's Interest, the transferee or assignee shall not become a Member, without the written consent of the nontransferring Managing Members. An assignee or transferee who has not been admitted to the Company as a Member shall have only the right to receive the share of Profits, Losses, cash distributions, Capital Account, and Liquidation Proceeds attributable to the transferred Membership Interests (collectively, "Economic Rights"), but shall not have the right to vote on any matter, bind the Company to any agreement, participate in management, review the Company's books and records, or any other right, except as specifically permitted by law.

         (b) PERMITTED TRANSFERS TO FAMILY. Schmidt may, without the consent of any other Member, transfer a portion, or all, of his Membership Interest by gift, bequest, sale or exchange to or for the benefit of any family member. For purposes of this Section 6.1(b), a family member means Schmidt's spouse or lineal descendants. In addition, a family member shall be deemed to include a corporation, partnership, limited liability company, or trust whose shareholders, partners, members, or beneficiaries are Schmidt and/or his spouse or lineal descendants. No Person to whom a transfer is made pursuant to this
Section 6.1(b) shall become a Member without the consent of the Managing Members, except that Schmidt may assign his Membership Interest to a corporation wholly-owned by him, and such corporation shall thereupon become a Non-Managing Member and shall remain a Member as long as Schmidt retains control of such corporation.

         (c) PERMITTED TRANSFERS BY THE OLD COMPANY OR OLYMPIC TRADING. The Old Company or Olympic Trading may, without the consent of any other Member, transfer a portion, or all of their respective Membership Interests to Atlas Parties or Olympic Parties, provided that the transferring Member agrees to remain subject to all obligations under this Agreement and the Indemnification Agreement as if no transfer had occurred. Upon a transfer pursuant to the preceding sentence of less than all of the transferor's Membership Interest, the transferee shall automatically become a Non-Managing Member of the Company, unless the transferor designates the transferee to assume the transferor's capacity as a Managing Member, in which case the transferee shall automatically become a Managing Member of the Company in substitution of the transferor.

SECTION 6.2 - WITHDRAWAL OF NON-MANAGING MEMBERS.
-------------------------------------------------

         A Non-Managing Member shall not be entitled to withdraw from the Company unless (a) such withdrawal is in connection with a transfer or assignment of the Interest owned by such Member in accordance with all of the terms and conditions of this Article VI, or (b) a Member abandons the Member's Interest by notifying the Managing Members in writing prior to the date of abandonment. Notwithstanding any other provision of this Agreement, no Non-Managing Member shall be entitled to receive any payment or distribution from the Company in connection with the Member's withdrawal from the Company, except as specifically set forth in this Agreement.

SECTION 6.3 - PROHIBITED TRANSFERS.
-----------------------------------

         Notwithstanding any other provision of this Agreement, no Non-Managing Member's Interest or any portion thereof shall be transferable or assignable to the extent that any such transfer or assignment: (a) would result in the termination of the Company for federal income tax purposes (except with the consent of the Managing Members), (b) would increase the likelihood that the Company would be treated as a corporation for tax purposes, (c) would violate any federal or state securities laws, or (d) is made to a minor or to a Person who is incompetent or insane; and any attempted assignment in violation hereof shall be ineffective to transfer any such Interest. Any transfer, sale, assignment, pledge, encumbrance, mortgage or disposition of a Member's Interest in the Company in contravention of this Agreement (a "Prohibited Transfer") shall be null and void and if a Member attempts to make a Prohibited Transfer, then the Managing Members shall be entitled to take any and all action which may be necessary or appropriate to defeat or prevent the Prohibited Transfer.

SECTION 6.4 - DEATH, BANKRUPTCY, INCOMPETENCY OF A NON-MANAGING MEMBER.
-----------------------------------------------------------------------

         Upon the death, termination, bankruptcy, dissolution, adjudication of incompetency or insanity, or occurrence of an Event of Withdrawal (except a voluntary withdrawal) of a Non-Managing Member, the Interest owned by the deceased, terminated, bankrupt, dissolved, incompetent, or insane Non-Managing Member (the "Withdrawn Member") shall be transferred to or devolve upon the heirs, devisees, representatives, beneficiaries, successors, assigns, or estate of the Withdrawn Member (as may be appropriate). Any Person succeeding to the Interest of a Withdrawn Member shall promptly notify the Managing Members of that Person's name, mailing address, federal tax identification number, and the date of acquisition or transfer of the applicable Membership Interest. However, no Person succeeding to the Interest of a Non-Managing Member upon the events specified in this Section 6.4 shall become a Member without the consent of at least a

Majority in Interest of the Managing Members. The death of a Non-Managing Member shall not terminate the Company, but the Company shall continue in existence until it is dissolved, terminated, and liquidated under Article IX or as required by law.

SECTION 6.5 - SPECIAL TRANSFER PROVISIONS FOR SCHMIDT.
------------------------------------------------------

         (a) RIGHT TO PURCHASE SCHMIDT'S INTEREST. The Company shall have the right (but not the obligation) upon the occurrence (and any time thereafter) of any one of the events of Schmidt's death, Disability, termination for Cause from employment at the Company, or resignation from employment at the Company (other than resignation from employment at the Company Without Cause) to require Schmidt and any "family member" of Schmidt, within the meaning of Section 6.1(c) ("Permitted Transferee") (Schmidt and Permitted Transferee's of Schmidt referred to individually as a "Schmidt Party" and collectively as "Schmidt Parties") to sell their Membership Interests to the Company ("Call Option"). The Call Option shall be exercised by giving written notice to the Schmidt Parties ("Call Notice"). The purchase price for the interest purchased for exercise of the Call Option shall be paid pursuant to the terms of Section 6.5(c) and equal to the following amounts identified with each triggering event:

                  (i) In the event of Schmidt's death or Disability, the purchase price will be:

                           (1) if the Call Notice is given within two (2) years of the Formation Date, the Capital Account balance of the Schmidt Party as of the date the Call Notice is given;

                           (2) if the Call Notice is given after two (2) years of the Formation Date, the Fair Market Value of the Membership Interest of the Schmidt Party as of the date the Call Notice is given.

                  (ii) In the event of Schmidt's termination for Cause from employment at the Company or resignation from employment at the Company, the purchase price will be:

                           (1) if the Call Notice is given within two (2) years of the Formation Date, 50% of the Capital Account balance of the Schmidt Party as of the date the Call Notice is given;

                           (2) if the Call Notice is given after two (2) years of the Formation Date, the greater of
                                    (i) 80% of the Fair Market Value of the
                                    Membership Interest of the Schmidt Party or
                                    (ii) the Capital Account balance of the
                                    Membership Interest of the Schmidt Party as of the date the Call Notice is given.

         (b) RIGHT TO REPURCHASE AND RIGHT TO REQUIRE REPURCHASE OF SCHMIDT'S INTEREST.


                  (i) TERMINATION WITHOUT CAUSE. If Schmidt's employment at the Company is terminated Without Cause, the Company agrees to purchase and the Schmidt Parties agree to sell their Membership Interests in the Company for their Fair Market Value as of the date Schmidt's employment was terminated upon either party (i.e. the Schmidt Party or the Company) exercising this right by giving the other party notice within sixty (60) days after Schmidt's employment is so terminated. The purchase price will be paid in cash at the closing, and the closing will occur not later than thirty (30) days after the Fair Market Value of the Interest is determined.

                  (ii) PUT OPTION RIGHT ON DEATH OR DISABILITY. Upon the occurrence of either Schmidt's death or Disability, the Schmidt Parties shall have the right to require the Company to purchase the Membership Interests of the Schmidt Parties ("Put Option"). The Put Option must be exercised by giving written notice to the Company ("Put Notice") within sixty (60) days after death or Disability. The purchase price for the interest purchased for exercise of the Put Option shall be paid pursuant to the terms of Section 6.5(c) and equal the following amounts:

                           (A) if the Put Notice is given within two (2) years of the Formation Date, the Capital Account balance of the Schmidt Party as of the date the Put Notice is given;

                           (B) if the Put Notice is given after two (2) years of the Formation Date, the Fair Market Value of the Membership Interest of the Schmidt Party as of the date the Put Notice is given.

         (c) METHOD OF PAYMENT OF PURCHASE PRICE. Within sixty (60) days following the giving of a Call Notice or Put Notice or, in a case where the purchase price is based on Fair Market Value, thirty (30) days after Fair Market Value is determined, the Company will pay the purchase price for the subject Membership Interests as follows:

                  (i) If a Call Option or Put Option is exercised in the event of Schmidt's death and the Company owns a life insurance policy on the life of Schmidt with proceeds payable to the Company (or is the beneficiary of a life insurance policy on the life of Schmidt), then the net proceeds thereof shall be used for the purpose of paying the purchase price for the subject Membership Interests. If the amount of such insurance proceeds is insufficient to fund the full purchase price, then the remainder of the purchase price shall be paid by execution and delivery of a promissory note as described in Section 6.5(c)(iii). If the proceeds of life insurance are not received prior to the date the Membership Interests are required to be acquired, then the purchase shall be consummated as provided in Section 6.5(c)(iii) and the promissory note described therein shall be prepaid (to the extent of the net insurance proceeds) when the insurance proceeds are received.

                  (ii) If a Call Option or Put Option is exercised in the event of Schmidt's Disability and the Company owns a disability insurance policy on the life of Schmidt with proceeds payable to the Company (or is the beneficiary of a disability insurance policy on the life of Schmidt), then the net proceeds thereof shall be used for the purpose of paying the purchase price for the subject Membership Interests. If the net amount of such insurance proceeds is insufficient to fund the full purchase price, then the remainder of the purchase price shall be paid by execution and delivery of a promissory note as described in Section 6.5(c)(iii). If the proceeds of disability insurance are not received prior to the date the Shares are required to be acquired, then the purchase shall be consummated as provided in Section 6.5(c)(iii), and the promissory note described therein shall be prepaid (to the extent of the net insurance proceeds) when the insurance proceeds are received.

                  (iii) The remainder of the purchase price for the Membership Interests will be evidenced by delivery of a Subordinated Term Promissory Note (the "Note") in the form attached hereto as EXHIBIT "C", payment of which shall be in (A) twenty-four (24) equal monthly installments if the triggering event was the death or disability of Schmidt, and (B) sixty (60) equal monthly installments if the triggering event was Schmidt's termination for Cause from employment at the Company or resignation from employment at the Company. Payment on the Note will be guaranteed by Olympic Steel and Atlas.

         (d) MANAGING MEMBERS' DRAG-ALONG RIGHTS. If the Olympic Parties and the Atlas Parties (collectively, the "Control Parties") propose to transfer 50% or more of the Membership Interests that include 50% or more of the Profits Interests of the Company to a Third Party ("Control Transfer") the Control Parties have the right to require the Schmidt Parties to sell to the Third Party the amount of Membership Interests that is in the same proportion to the total Membership Interests then owned by the Schmidt Parties as the amount of Membership Interests then being sold by the Control Parties bears to the aggregate amount of Membership Interests then owned by the Control Parties.

                  (i) The consideration to be received by each Schmidt Party for each Membership Interest sold pursuant to this Section 6.5(d) will be the same consideration to be received by the Control Parties for an identical Membership Interest representing the same amount of Profits Interests and Capital Account balance (but excluding all consideration paid or to be paid for actual services rendered or to be rendered at fair market rates) and the terms and conditions of the sales by each Schmidt Party shall be the same as for the Control Parties. The costs and expenses of the Control Transfer transaction borne by the Control Parties and the Schmidt Parties collectively will be paid by all such selling Members on a proportionate basis based on their relative Profits Interest.

                  (ii) The Control Parties will cause the terms of the Control Transfer to be reduced to writing and will provide a written notice (the "Control Transfer Notice") of such Control Transfer to the Schmidt Parties. The Control Transfer Notice will contain notice of the exercise of the Control Parties' rights pursuant to this Paragraph 6.5(d), the consideration for the Interest to be paid by the Third Party purchaser, the identity of the Third Party purchaser, and the other terms and conditions of the Control Transfer. Within fifteen (15) days following the date the Control Transfer Notice is given, each Schmidt Party will deliver to the Control Parties, or to the representative of the Control Parties designated in the Control Transfer Notice all documents required to be executed in connection with such Control Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such instruments pursuant to Section 6.5(d) at the closing of such Control Transfer against delivery to such Schmidt Party of the consideration therefor.

                  (iii) If, within one hundred eighty (180) days after the Control Parties give the Control Transfer Notice, the sale pursuant to the Control Transfer has not been completed, the Control Parties will return to the Schmidt Parties all documents that the Schmidt Parties delivered for the sale pursuant to this Section 6.5(d) and all restrictions contained in this Agreement will again be in effect.

         (e) SCHMIDT'S TAG-ALONG RIGHTS. If the Control Parties propose to transfer 50% or more of the Membership Interests that include 50% or more of the Profits Interests of the Company to a Third Party and the Control Parties do not exercise the drag-along rights provided in Section 6.5(d), the Control Parties must notify the Schmidt Parties in writing ("Tag-Along Notice") of such intended transfer at least thirty (30) days prior to the proposed consummation of such transfer, which notice will contain all of the terms of the transfer, including, without limitation, the name and address of the prospective purchaser(s), the purchase price (but excluding any consideration paid or to be paid for actual services rendered or to be rendered at fair market rates) and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), and including all extraordinary compensation or other extraordinary payments to be paid in connection with such transfer, and the date on or about which such sale is to be consummated.

                           (i) Within thirty (30) days after the Tag-Along
                  Notice is given, the Schmidt Parties may notify (collectively, the "Participation Notice") the Control Parties that they collectively will sell Membership Interests held by each of them on the same terms as set forth in the Tag-Along Notice. The Membership Interests of each Schmidt Party that may be sold to the Third Party shall be no greater than the amount that results in the Membership Interests of the Schmidt Parties being sold to the Third Party being in the same proportion to the total Membership Interests then held by the Schmidt Parties as the amount of Membership Interests then owned by the Control Parties being sold to the Third Party bears to the aggregate amount of Membership Interests then owned by the Control Parties.

                           (ii) If the Control Parties receive the Participation
                  Notice from the Schmidt Parties in a timely manner, they will cause the Third Party to include the Schmidt Parties in the agreement of sale referred to in the Tag-Along Notice.

                           (iii) Any Participation Notice given pursuant to this
                  Section 6.5(e), when taken together with the Tag-Along Notice given by the Control Parties, will constitute a binding legal agreement on the terms and conditions therein set forth, subject to the consummation of the transactions described in the Tag- Along Notice, it being understood that any material modification, amendment, variance or other change by the Control Parties of the terms and conditions set forth in the Tag-Along Notice, other than as provided in this Agreement, will be of no force and effect unless consented to in writing by each of the Schmidt Parties.

SECTION 6.6 - WITHDRAWAL OF A MANAGING MEMBER.
----------------------------------------------

         (a) ELECTION TO TERMINATE. Excluding a transfer of a Managing Member's Interest permitted under this Agreement or the Indemnification Agreement or unless the Managing Members or Members otherwise agree pursuant to Section 6.6(b), after the occurrence of an Event of Withdrawal of a Managing Member (the "Withdrawing Managing Member"), the Company shall be dissolved, terminated and liquidated pursuant to the provisions of Article IX. No Managing Member shall be entitled to receive any payment or distribution from the Company in connection with the Member's withdrawal from the Company, except as specifically set forth in this Agreement.

         (b) ELECTION TO CONTINUE COMPANY. Notwithstanding the provisions of
Section 6.5(a), if after the occurrence of an Event of Withdrawal of a Managing Member, at least a Majority in Interest of the remaining Managing Members agree within ninety (90) days after the occurrence of such Event of Withdrawal to continue the Company, then the Company shall not be dissolved, but shall be continued. Upon the occurrence of an Event of

Withdrawal of the last remaining Managing Member, a Majority in Interest of the remaining Members within ninety (90) days after the occurrence of such Event of Withdrawal, may elect to continue the business of the Company and designate a new Managing Member ("Substituted Managing Member") who consents to and accepts such designation as of the date of such Event. If a Substituted Managing Member is appointed the Member shall own the Member's Interest on the terms and conditions set forth herein with respect to a Managing Member. Should at least a Majority in Interest of the remaining Members not elect to appoint a Substituted Managing Member and continue the business, then the Company's business shall be wound up and the Company shall be liquidated pursuant to the provisions of
Article IX.

         (c) CHANGES TO ATLAS. Upon the occurrence (and any time thereafter) of any one of the events of the death or Disability of Anthony Giordano, Jr. or an Atlas Ownership Change, Atlas shall notify Olympic within fifteen (15) days of the occurrence of such event and Olympic shall have the right (but not the obligation) to either: (i) purchase all of the Membership Interests of Atlas Parties, or (ii) sell all of the Membership Interests of Olympic Parties to Atlas (collectively, the "Change Option"). The Change Option shall be exercised by giving written notice to Atlas ("Election Notice"). The purchase price for the Membership Interests to be sold pursuant to this right will be equal to the Fair Market Value of the Interests as of the date the Election Notice is given. The purchase price will be paid in cash at the closing and the closing will occur not later than thirty (30) days after the Fair Market Value of the Membership Interest is determined.

         (d) CHANGES TO OLYMPIC. In the event that any two of Messrs. Louis Schneeberger, Michael Siegal and David Wolfort die, suffer a Disability or no longer serve as officers of Olympic Steel, Olympic shall notify Atlas within fifteen (15) days of the occurrence of such event and Atlas shall have the right (but not the obligation) to either: (i) purchase all of the Membership Interests of Olympic Parties, or (ii) sell all of the Membership Interests of Atlas Parties to Olympic (collectively, the "Change Option"). The Change Option shall be exercised by giving written notice to Olympic ("Election Notice"). The purchase price for the Membership Interests to be sold pursuant to this right will be equal to the Fair Market Value of the Interests as of the date the Election Notice is delivered. The purchase price will be paid in cash at the closing and the closing will occur not later than thirty (30) days after the Fair Market Value of the Membership Interest is determined.

         (e) BANKRUPTCY OF MANAGING MEMBER. Upon the occurrence of an event of Bankruptcy with respect to any of the Atlas Parties or any of the Olympic Parties (the "Bankrupt Party"), then the Atlas Parties or the Olympic Parties, whichever is the affiliated group to which the Bankruptcy event did not occur (the "Non-Bankrupt Party"), shall have the right (but not the obligation) to purchase the Membership Interest of the Bankrupt Party and any Related Party of the Bankrupt Party by giving written notice of exercise of this right ("Bankruptcy Purchase Notice"). The purchase price for the Interests sold pursuant to this right will be equal to the Fair Market Value of the Interest as of the date the Bankruptcy

Purchase Notice is delivered. The purchase price will be paid in cash at the closing and the closing will occur not later than thirty (30) days after the Fair Market Value of the Membership Interest is determined.

         (f) Nothing contained in this Section 6.5 is intended to prohibit Members from agreeing upon terms and conditions for the purchase by the Company or any Member(s) of the interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member (on such terms and conditions as may be agreed upon by the selling Member and the Company or the remaining Member(s) as the case may be).

SECTION 6.7 - INTERIM MANAGING MEMBER.
--------------------------------------

         From the date of the Event of Withdrawal of the last remaining Managing Member and, if applicable, until a Substituted Managing Member has been appointed, approved and succeeds to the Managing Member's position of the last remaining Withdrawing Managing Member, the Members shall by the affirmative vote of those Members owning a Majority in Interest designate an interim Managing Member to operate the Company, and the Interim Managing Member shall be one of the Members.

SECTION 6.8 - OFFERS TO RESOLVE DEADLOCK.
-----------------------------------------

         (a) In the event an irreconcilable difference of opinion shall occur between the Managing Members, the Managing Members shall use their best efforts and take all reasonable measures to resolve the same, which shall include a "cooling off" period of at least thirty (30) days that commences the day following delivery of written notice by a Managing Member to the other Managing Member of the initiation of such period ("Cooling Off Period"). If such efforts are unsuccessful, either Managing Member may invoke the procedures set forth in
Section 6.8(b) upon expiration of the Cooling Off Period.

         (b) In such case, the Managing Member invoking this Section 6.8(b) (the "Offering Member") shall make the offers described in this Section to the other Managing Member (the "Offeree Member"), and both Members shall comply with the terms of this Section. The offers shall set forth a stated value for the interests of all Members in the Company (the "Stated Value"), and shall be (a) a written offer to sell to the Offeree Member the entire Membership Interest owned by the Offering Member and Related Parties, at a price equal to the portion of the Stated Value that would be distributed in respect of such Membership Interests upon a winding up pursuant to Section 9.2(c) hereof, and upon terms set forth in such offer, and (b) a simultaneous written offer to purchase the entire Membership Interest owned by the Offeree Member and Related Parties at a price equal to the portion of the Stated Value that would be distributed in respect of the Offeree Member's and Related Parties' Interest upon a winding up pursuant to Section 9.2(c) hereof, and upon the same terms.

         Within sixty (60) days after of such offers are given, the Offeree Member shall by written notice to the Offering Member ("Election Notice") either: (i) accept one of the two offers and reject the other or (ii) obtain an offer from a Third Party to purchase the Company, which the other Members shall be required to grant their consent. The Election Notice shall state the time and place of closing of the purchase, which shall be not more than ninety (90) days after the date of the Election Notice, and transfer of Membership Interests (or assets) and payment shall take place at such closing. If the Offeree Member does not accept one such offer within sixty (60) days, it shall be deemed to have accepted the offer of the Offering Member to purchase the Offeree Member's entire Membership Interest, and closing, transfer of Membership Interest and payment shall take place 90 days after such initial 60-day period expires.
After the second anniversary of the Contribution Date, the price offered to purchase or sell the Atlas Parties' Membership Interest, will be no less than 45% of the aggregate Capital Account balances of the Company's Members as of the date the offers are given by the Offering Member.

         (c) If both Managing Members invoke this Section 6.8(b), the offers that are given first shall control and if given on the same date, the offers that provide the highest Stated Value shall control.


                                   ARTICLE VII
                                   -----------
                                   AMENDMENTS
                                   ----------

SECTION 7.1 - AUTHORITY TO AMEND.
---------------------------------

         (a) Except as otherwise specifically provided elsewhere in this Agreement or by law, amendments to this Agreement shall require the affirmative vote or written agreement of all Members.

         (b) Notwithstanding the provisions set forth in Section 7.1(a), the Managing Members may amend this Agreement without the consent of the Members:

                  (i) if such amendment is solely for the purpose of clarification and does not change the substance hereof, or

                  (ii) if such amendment is, in the reasonable judgment of the Managing Members, necessary or appropriate to satisfy requirements of the Code or Regulations with respect to the Company or of any federal or state securities laws or regulations. In this respect, and notwithstanding any other provision of this Agreement, the Managing Members may allocate Profits and/or Losses, or items thereof, among the Members in any manner which may be necessary or appropriate to satisfy the requirements of the Code and the Regulations thereunder.

                                  ARTICLE VIII
                                  ------------
                                POWER OF ATTORNEY
                                -----------------

SECTION 8.1 - POWER OF ATTORNEY.
--------------------------------

         Each of the Members irrevocably constitutes and appoints the Managing Members, or any of them their true and lawful attorney in such Member's name, place and stead to make, execute, aver, acknowledge, deliver and file:

         (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Ohio, or in any jurisdiction in which the President or Members shall deem it advisable to file;

         (b) Any documents, certificates or other instruments, including, without limiting the generality of the foregoing, any and all amendments and modifications of this Agreement that have been approved by the Members, and by way of extension, and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company, including, to the extent permitted by law, the power to ratify the execution and delivery of notes or instruments authorizing the confession of judgment against the Company; and

         (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company or the organization of any new limited liability company occasioned by the withdrawal of a Member as hereinbefore provided.

         The power of attorney hereby granted shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Article VII hereof or be used in any other manner inconsistent with the status of the Company as a limited liability company.

SECTION 8.2 - SURVIVAL OF POWER.
--------------------------------

         It is expressly intended by the Members, that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive the death, bankruptcy or dissolution of a Member. The foregoing power of attorney shall survive the delivery of an assignment by any of the Member of such Member's entire Interest in the Company, except that where an assignee of such entire Interest has become a Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling those persons designated in Section 8.1 hereof to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                   ARTICLE IX
                                   ----------
                           TERMINATION OF THE COMPANY
                           --------------------------

SECTION 9.1 - ELECTION TO TERMINATE AND DISSOLVE.
-------------------------------------------------

         (a) EVENTS CAUSING DISSOLUTION. The Company shall be dissolved, terminated, and liquidated, and its affairs wound-up, upon the first to occur of the following events:

                  (i) The expiration of the term of the Company as set forth in Section 1.5;

                  (ii) The sale of all, or substantially all, of the assets of the Company;

                  (iii) The decision of the Managing Members to dissolve, terminate, and liquidate the Company as herein specified; and

                  (iv) The occurrence of an Event of Withdrawal of a Managing Member (other than a transfer of a Managing Member's Interest permitted under this Agreement or the Indemnification Agreement) where the remaining Managing Members do not elect to continue the Company or, upon an Event of Withdrawal of the last Managing Member where the remaining Members do not elect to continue the Company's business pursuant to Section 6.6.

         (b) SALE OF ASSETS. Upon the occurrence of an event that causes the dissolution, termination and Liquidation of the Company under Section 9.1(a), the Managing Members shall proceed with the winding up and Liquidation of the Company. The Managing Members shall liquidate the Company's assets and distribute them in the manner and in accordance with the priorities set forth in
Section 9.2. If the Managing Members determine that an immediate sale would cause undue loss to the Company (because the sale price is too low or the terms of sale are inadequate or for any other reason), then in order to avoid such loss, the Managing Members may, to the extent not prohibited by the Act and after giving notice to all Members, either defer Liquidation of and withhold from distribution any assets of the Company except those necessary to satisfy the Company's debts, obligations and operating expenses or distribute the assets to the Members in kind. The Company shall not terminate until the Company assets have been distributed in the manner set forth in Section 9.2 and the Certificate of Dissolution has been filed with the Secretary of State, as provided in
Section 1705.43(B) of the Act. Prior to the termination of the Company, its business and the rights, duties, and interests of the Company shall continue to be governed by this Agreement. If the Company is to be dissolved, terminated, and liquidated because of the occurrence of an Event of Withdrawal of a Member, the Withdrawing Member shall have no vote with respect to any Company matter, and shall not participate in any management decisions arising after the occurrence of an Event of Withdrawal. Rather, the power to render such decisions and govern the Company shall be vested in the Trustee-in-Liquidation, pursuant to Section 9.1(c).

         (c) ABSENCE OF MANAGING MEMBER. If for any reason there are no Managing Members, or they refuse to serve, or are incapable of or prevented by this Agreement from serving, a Majority in Interest may appoint a Trustee-in-Liquidation who shall serve to wind up the affairs of and liquidate the Company.

SECTION 9.2 - PROCEEDS OF LIQUIDATION.
--------------------------------------

         Upon the dissolution, termination, and Liquidation of the Company, the Liquidation Proceeds shall be applied and distributed in the following order of priority:

         (a) DEBTS. To the payment of the debts and liabilities of the Company (including any and all fees and loans payable to one or more Members) in the order of priority as provided by law, and the expense of Liquidation;

         (b) RESERVES. To establish reserves which the President (or the Trustee-in-Liquidation) may deem reasonably necessary for any contingent, foreseen or unforeseen liabilities or obligations of the Company;

         (c) CAPITAL ACCOUNTS. The remaining balance, if any, shall then be distributed to the Members in an amount equal to and in satisfaction of the positive balance of each Member's Capital Account on the date of the Company's termination, after giving effect to all Capital Contributions, distributions, allocations, and all other adjustments to all Members' Capital Account balances for all periods.

SECTION 9.3 - FAIR MARKET VALUE DISTRIBUTIONS.
----------------------------------------------

         If the assets are to be distributed in kind to the Members, the value of such assets shall be adjusted pursuant to the Regulations under Code Section 704(b) and such assets shall be distributed at their respective fair market values. Furthermore, each Member's Capital Account shall be adjusted to reflect what such Member's Capital Account would be if the Company were to sell all of such assets at their respective fair market values and allocated the Profits or Losses among the Members in accordance with the provisions of the Appendix.

SECTION 9.4 - FINAL ACCOUNTING.
-------------------------------

         Each Member shall be furnished with a statement reviewed by the Company's accountants, which shall set forth the Profits and/or Losses generated upon the sale or exchange of the Company's properties; the allocation of such Profits and Losses among the Members; the Company's proceeds received from the sale or exchange of its properties; any revaluations of Company property; the assets and liabilities of the Company; and the amount distributed or distributable to each Member, as of the date of the Liquidation. Upon compliance with the foregoing distribution plan, the Members shall cease to be such, and the President and/or the Trustee-in-Liquidation if no Managing Member serves, shall execute and cause to be filed a Certificate of Dissolution of the Company and any and all other documents necessary with respect to the termination and cancellation of the Company.


                                    ARTICLE X
                                    ---------
                                  MISCELLANEOUS
                                  -------------

SECTION 10.1 - EFFECT OF ELECTION.
----------------------------------

         In the event a party elects or is required to purchase or sell Membership Interests pursuant to a Section of this Agreement, then the transaction shall be consummated pursuant to the Section under which the transaction was initially elected or required to be made, regardless of whether subsequent events occur which would otherwise cause the applicability of other Sections giving rise to an elected or required purchase or sale of Membership Interests.

SECTION 10.2 - GOVERNING LAW.
-----------------------------

         The Company and this Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

SECTION 10.3 - COUNTERPARTS.
----------------------------

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

SECTION 10.4 - AGREEMENT FOR FURTHER EXECUTION.
-----------------------------------------------

         At any time or times upon the request of the Managing Member, the Members agree to sign, acknowledge the Articles of Organization, this Operating Agreement, and/or amendments thereto, whenever such amendment or cancellation is required by law, to sign or acknowledge similar certificates or affidavits or certificates of fictitious firm name, trade name or the like (and any amendments or cancellations thereof) required by the laws of Ohio or any other jurisdiction in which the Company does, or proposes to do, business, and cause the filing of any of the same for record wherever such filing shall be required by law. This
Section 10.4 shall not prejudice or affect the rights of Members to approve certain amendments to the Agreement pursuant to Article VII hereof.

SECTION 10.5 - ENTIRE AGREEMENT.
--------------------------------

         This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein or in the Articles of Organization.

SECTION 10.6 - SEVERABILITY.
----------------------------

         This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provisions of this Agreement or the application thereto to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

SECTION 10.7 - NOTICE.
----------------------

         Notices to Members or to the Company shall be deemed to have been given when mailed, by prepaid certified mail or any overnight delivery service, addressed as set forth in this Agreement, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor:

To the Members:              See Exhibit A
                             (With, in the case of Schmidt:  a copy to:

                                      Lawrence M. Bell, Esq.
                                      Benesch, Friedlander, Coplan & Aronoff
                                      200 Public Square
                                      2300 BP America Building
                                      Cleveland, Ohio  44114

To the Company:              Olympic Continental Resources, L.L.C.
                             30050 Chagrin Blvd.
                             Pepper Pike, OH 44124

To the Agent:                  Olympic Steel Trading, Inc.
                               5096 Richmond Road
                               Cleveland, OH 44146

SECTION 10.8 - CAPTION.
-----------------------

         Any paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

SECTION 10.9 - NUMBER AND GENDER.
---------------------------------

         All of the terms and words used in this Agreement regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in such number and gender.

SECTION 10.10 - BINDING EFFECT.
-------------------------------

         The parties hereto hereby agree that the obligations entered into herein shall be valid and binding upon their respective representatives, successors and assigns (where permitted).

SECTION 10.11 - INCORPORATION BY REFERENCE.
-------------------------------------------

         The recitals and all exhibits to this Agreement are hereby incorporated as if rewritten in their entirety.

SECTION 10.12 - NO STATE LAW PARTNERSHIP.
-----------------------------------------

         The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and that this Agreement not be construed to suggest otherwise.

SECTION 10.13 - NO LIABILITY TO THIRD PARTIES.
----------------------------------------------

         No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

SECTION 10.14 - RIGHTS OF CREDITORS AND THIRD PARTIES UNDER AGREEMENT.
----------------------------------------------------------------------

         This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under the Agreement or any agreement between the Company and any Member with respect to any capital contribution or otherwise.










                     (THIS SPACE INTENTIONALLY LEFT BLANK.)

         IN WITNESS WHEREOF, each of the parties hereto has executed and sworn to this Agreement.

                                 MANAGING MEMBERS:

                                 THYSSEN-CONTINENTAL
                                 RESOURCES LIMITED LIABILITY
                                 COMPANY, a Delaware limited liability
                                 company

                                 By:      Its Managing Member

                                          By:
                                             ------------------------------

                                 OLYMPIC STEEL TRADING, INC.,
                                 an Ohio corporation


                                 By:
                                        -----------------------------------
                                          Michael Siegal, President

                                 NON-MANAGING MEMBER:


                                        -----------------------------------
                                 UWE T. SCHMIDT






This document prepared by:
David R. Tavolier, Esq.
Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
The Tower at Erieview, Suite 2600
1301 East Ninth Street
Cleveland, Ohio  44114-1824
(216) 696-3311

                                       40


                                 PAGE 83 of 88